Exhibit Number 99.1

Investor Contact:	Thomas J. Aaron
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2019 RESULTS

FRANKLIN, Tenn. (October 29, 2019) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2019.

The following highlights the financial and operating results for the three months ended September 30, 2019.

●	Net operating revenues totaled $3.246 billion.

●

Net loss attributable to Community Health Systems, Inc. common stockholders was $(17) million, or $(0.15) per share (diluted), compared with net loss of $(325) million, or $(2.88) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.29) per share (diluted), compared with $(1.64) per share (diluted) for the same period in 2018.

●	Adjusted EBITDA was $388 million.

●

Net cash used in operating activities was $(74) million, compared with net cash provided by operating activities of $346 million for the same period in 2018. Due to the timing of two note payments moving from the three months ended June 30, 2019 to the three months ended September 30, 2019 (due to June 30 occurring on a Sunday), cash outflows for interest were approximately $151 million higher during the three months ended September 30, 2019, when compared to the same period in 2018.

●	On a same-store basis, admissions increased 2.4 percent and adjusted admissions increased 3.6 percent, compared with the same period in 2018.

Net operating revenues for the three months ended September 30, 2019, totaled $3.246 billion, a 5.9 percent decrease, compared with $3.451 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(17) million, or $(0.15) per share (diluted), for the three months ended September 30, 2019, compared with $(325) million, or $(2.88) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.29) per share (diluted), for the three months ended September 30, 2019, compared with $(1.64) per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the three months ended September 30, 2019, and 113 million for the three months ended September 30, 2018.

Adjusted EBITDA for the three months ended September 30, 2019, was $388 million compared with $372 million for the same period in 2018, representing a 4.3 percent increase.

The consolidated operating results for the three months ended September 30, 2019, reflect a 9.2 percent decrease in admissions, and an 8.4 percent decrease in adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 2.4 percent and adjusted admissions increased 3.6 percent for the three months ended September 30, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 4.1 percent for the three months ended September 30, 2019, compared with the same period in 2018.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Net operating revenues for the nine months ended September 30, 2019, totaled $9.925 billion, a 7.3 percent decrease, compared with $10.702 billion for the same period in 2018.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(302) million, or $(2.66) per share (diluted), for the nine months ended September 30, 2019, compared with $(460) million, or $(4.08) per share (diluted), for the same period in 2018. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(1.29) per share (diluted), for the nine months ended September 30, 2019, compared with $(1.52) per share (diluted) for the same period in 2018. Weighted-average shares outstanding (diluted) were 114 million for the nine months ended September 30, 2019, and 113 million for the nine months ended September 30, 2018.

Adjusted EBITDA for the nine months ended September 30, 2019, was $1.181 billion compared with $1.223 billion for the same period in 2018, representing a 3.4 percent decrease.

The consolidated operating results for the nine months ended September 30, 2019, reflect an 11.4 percent decrease in admissions, and an 11.2 percent decrease in adjusted admissions, compared with the same period in 2018. On a same-store basis, admissions increased 1.7 percent and adjusted admissions increased 2.3 percent for the nine months ended September 30, 2019, compared with the same period in 2018. On a same-store basis, net operating revenues increased 4.3 percent for the nine months ended September 30, 2019, compared with the same period in 2018.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We delivered a strong same-store performance across key metrics during the third quarter. Continued execution of our transfer program, Accountable Care Organizations, capital investments, and strategic plans have driven these improved results. We believe these investments, along with recent divestitures and ongoing operating efficiency initiatives, have positioned the Company for continued improved performance. As we move forward, we expect a good finish to this year and believe we are well-positioned to deliver a strong performance in 2020.”

The Company completed 11 hospital divestitures during the nine months ended September 30, 2019 (including two divestitures that preliminarily closed on December 31, 2018) and completed the divestiture of one additional hospital on October 1, 2019. In addition, the Company has entered into a definitive agreement to sell three additional hospitals, which divestitures have not yet been completed. The Company intends to continue its portfolio rationalization strategy during the remainder of 2019 and is pursuing additional interests for sale transactions, which are currently in various stages of negotiation with potential buyers. There can be no assurance that these potential divestitures (or the potential divestitures currently subject to a definitive agreement) will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals.

Financial and statistical data for 2018 and the three and nine months ended September 30, 2019 presented in this press release includes the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of the hospitals divested or closed in 2018 and during the nine months ended September 30, 2019.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Information About Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this earnings release presents adjusted net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s 2019 updated annual earnings guidance. The 2019 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time and reflects the impact of planned divestitures in 2019.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 102 affiliated hospitals in 18 states with an aggregate of approximately 16,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Community Health Systems, Inc. will hold a conference call on Wednesday, October 30, 2019, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2019. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net operating revenues	$3,246	$3,451	$9,925	$10,702
Net income (loss) (f), (g)	2	(308)	(244)	(405)
Net loss attributable to Community Health Systems, Inc. stockholders	(17)	(325)	(302)	(460)
Adjusted EBITDA (c)	388	372	1,181	1,223
Net cash (used in) provided by operating activities	(74)	346	191	440

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(0.15)	$(2.88)	$(2.66)	$(4.08)
Diluted (e), (f), (g)	(0.15)	(2.88)	(2.66)	(4.08)

Weighted-average number of shares outstanding (d):
Basic	114	113	114	113
Diluted	114	113	114	113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2019		2018
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,246	100.0%	$3,451	100.0%

Operating costs and expenses:
Salaries and benefits	1,469	45.3%	1,585	45.9%
Supplies	526	16.2%	565	16.4%
Other operating expenses	812	24.9%	858	24.9%
Government and other legal settlements and related costs (g)	26	0.8%	2	0.1%
Electronic health records incentive reimbursement	-	- %	(1)	- %
Lease cost and rent	79	2.4%	83	2.4%
Depreciation and amortization	151	4.7%	173	5.0%
Impairment and (gain) loss on sale of businesses, net (f)	(1)	- %	112	3.2%

Total operating costs and expenses	3,062	94.3%	3,377	97.9%

Income from operations (f), (g)	184	5.7%	74	2.1%
Interest expense, net	259	8.0%	256	7.3%
Loss from early extinguishment of debt	-	- %	27	0.8%
Equity in earnings of unconsolidated affiliates	(3)	(0.1) %	(5)	(0.1) %

Loss before income taxes	(72)	(2.2) %	(204)	(5.9) %
(Benefit from) provision for income taxes	(74)	(2.3) %	104	3.0%

Net income (loss) (f), (g)	2	0.1%	(308)	(8.9) %
Less: Net income attributable to noncontrolling interests	19	0.6%	17	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(17)	(0.5) %	$(325)	(9.4) %

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(0.15)		$(2.88)

Diluted (e), (f), (g)	$(0.15)		$(2.88)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2019		2018
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$9,925	100.0%	$10,702	100.0%

Operating costs and expenses:
Salaries and benefits	4,499	45.3%	4,850	45.3%
Supplies	1,623	16.4%	1,773	16.6%
Other operating expenses	2,516	25.3%	2,646	24.7%
Government and other legal settlements and related costs (g)	35	0.4%	9	0.1%
Electronic health records incentive reimbursement	-	- %	(2)	- %
Lease cost and rent	240	2.4%	257	2.4%
Depreciation and amortization	456	4.6%	531	5.0%
Impairment and (gain) loss on sale of businesses, net (f)	70	0.7%	314	2.9%

Total operating costs and expenses	9,439	95.1%	10,378	97.0%

Income from operations (f), (g)	486	4.9%	324	3.0%
Interest expense, net	782	7.9%	720	6.7%
Loss (gain) from early extinguishment of debt	31	0.3%	(32)	(0.3) %
Equity in earnings of unconsolidated affiliates	(12)	(0.1) %	(17)	(0.2) %

Loss before income taxes	(315)	(3.2) %	(347)	(3.2) %
(Benefit from) provision for income taxes	(71)	(0.7) %	58	0.6%

Net loss (f), (g)	(244)	(2.5) %	(405)	(3.8) %
Less: Net income attributable to noncontrolling interests	58	0.5%	55	0.5%

Net loss attributable to Community Health Systems, Inc. stockholders	$(302)	(3.0) %	$(460)	(4.3) %

Loss per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$(2.66)		$(4.08)

Diluted (e), (f), (g)	$(2.66)		$(4.08)

Weighted-average number of shares outstanding (d):
Basic	114		113

Diluted	114		113

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net income (loss)	$2	$(308)	$(244)	$(405)
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(1)	2	(3)	26
Net change in fair value of available-for-sale securities, net of tax	1	-	5	(2)
Amortization and recognition of unrecognized pension cost components, net of tax	-	-	-	1

Other comprehensive income	-	2	2	25

Comprehensive income (loss)	2	(306)	(242)	(380)
Less: Comprehensive income attributable to noncontrolling interests	19	17	58	55

Comprehensive loss attributable to Community Health Systems, Inc. stockholders	$(17)	$(323)	$(300)	$(435)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	103	118		102	102
Licensed beds (at end of period)	16,332	19,684		16,151	16,265
Beds in service (at end of period)	14,537	17,294		14,462	14,380
Admissions	136,926	150,730	-9.2%	133,863	130,718	2.4%
Adjusted admissions	302,805	330,681	-8.4%	296,089	285,795	3.6%
Patient days	593,746	669,035		581,078	574,386
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	43.4%	41.7%		43.7%	43.4%

Net operating revenues	$3,246	$3,451	-5.9%	$3,185	$3,061	4.1%

Net inpatient revenues as a % of net operating revenues	46.1%	47.1%		45.9%	47.0%

Net outpatient revenues as a % of net operating revenues	53.9%	52.9%		54.1%	53.0%

Income from operations (f), (g)	$184	$74	148.6%

Income from operations as a % of net operating revenues	5.7%	2.1%

Depreciation and amortization	$151	$173

Equity in earnings of unconsolidated affiliates	$(3)	$(5)

Net loss attributable to Community Health Systems, Inc. stockholders	$(17)	$(325)	94.8%

Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-0.5%	-9.4%

Adjusted EBITDA (c)	$388	$372	4.3%

Adjusted EBITDA as a % of net operating revenues	12.0%	10.8%

Net cash (used in) provided by operating activities	$(74)	$346	-121.4%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2019	2018	% Change	2019	2018	% Change
Number of hospitals (at end of period)	103	118		102	102
Licensed beds (at end of period)	16,332	19,684		16,151	16,265
Beds in service (at end of period)	14,537	17,294		14,462	14,380
Admissions	424,214	478,919	-11.4%	407,084	400,259	1.7%
Adjusted admissions	915,514	1,031,390	-11.2%	880,719	860,929	2.3%
Patient days	1,892,873	2,150,553		1,813,551	1,787,592
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	45.5%	43.6%		46.0%	45.4%

Net operating revenues	$9,925	$10,702	-7.3%	$9,605	$9,205	4.3%

Net inpatient revenues as a % of net operating revenues	47.3%	47.8%		47.1%	47.6%

Net outpatient revenues as a % of net operating revenues	52.7%	52.2%		52.9%	52.4%

Income from operations (f), (g)	$486	$324	50.0%

Income from operations as a % of net operating revenues	4.9%	3.0%

Depreciation and amortization	$456	$531

Equity in earnings of unconsolidated affiliates	$(12)	$(17)

Net loss attributable to Community Health Systems, Inc. stockholders	$(302)	$(460)	34.3%

Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.0%	-4.3%

Adjusted EBITDA (c)	$1,181	$1,223	-3.4%

Adjusted EBITDA as a % of net operating revenues	11.9%	11.4%

Net cash provided by operating activities	$191	$440	-56.6%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$157	$196
Patient accounts receivable	2,269	2,352
Supplies	376	402
Prepaid income taxes	45	3
Prepaid expenses and taxes	194	196
Other current assets	341	400

Total current assets	3,382	3,549

Property and equipment	10,198	10,301
Less accumulated depreciation and amortization	(4,267)	(4,162)

Property and equipment, net	5,931	6,139

Goodwill	4,495	4,559

Deferred income taxes	94	69

Other assets, net (i)	1,993	1,543

Total assets	$15,895	$15,859

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$318	$204
Current operating lease liabilities (i)	137	-
Accounts payable	743	887
Accrued liabilities:
Employee compensation	592	627
Accrued interest	145	206
Other	420	468

Total current liabilities	2,355	2,392

Long-term debt (h)	13,286	13,392

Deferred income taxes	26	26

Long-term operating lease liabilities (i)	497	-

Other long-term liabilities	998	1,008

Total liabilities	17,162	16,818

Redeemable noncontrolling interests in equity of consolidated subsidiaries	498	504

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 117,858,473 shares issued and outstanding at September 30, 2019, and 116,248,376 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	2,004	2,017
Accumulated other comprehensive loss	(8)	(10)
Accumulated deficit	(3,845)	(3,543)

Total Community Health Systems, Inc. stockholders’ deficit	(1,848)	(1,535)
Noncontrolling interests in equity of consolidated subsidiaries	83	72

Total stockholders’ deficit	(1,765)	(1,463)

Total liabilities and stockholders’ deficit	$15,895	$15,859

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(244)	$(405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	456	531
Government and other legal settlements and related costs (g)	25	9
Stock-based compensation expense	8	10
Impairment and (gain) loss on sale of businesses, net (f)	70	314
Loss (gain) from early extinguishment of debt	31	(32)
Other non-cash expenses, net	140	25
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	82	38
Supplies, prepaid expenses and other current assets	40	14
Accounts payable, accrued liabilities and income taxes	(315)	(47)
Other	(102)	(17)

Net cash provided by operating activities	191	440

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(13)	(21)
Purchases of property and equipment	(322)	(413)
Proceeds from disposition of hospitals and other ancillary operations	363	228
Proceeds from sale of property and equipment	1	7
Purchases of available-for-sale securities and equity securities	(58)	(50)
Proceeds from sales of available-for-sale securities and equity securities	72	75
Increase in other investments	(146)	(76)

Net cash used in investing activities	(103)	(250)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(1)
Deferred financing costs and other debt-related costs	(28)	(93)
Proceeds from noncontrolling investors in joint ventures	10	2
Redemption of noncontrolling investments in joint ventures	(6)	(27)
Distributions to noncontrolling investors in joint ventures	(78)	(74)
Proceeds from sale-lease back	56	-
Borrowings under credit agreements	26	24
Issuance of long-term debt	2,489	1,033
Proceeds from ABL facility	25	587
Repayments of long-term indebtedness	(2,620)	(1,869)

Net cash used in financing activities	(127)	(418)

Net change in cash and cash equivalents	(39)	(228)
Cash and cash equivalents at beginning of period	196	563

Cash and cash equivalents at end of period	$157	$335

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results and statistical information exclude the results of the hospitals divested or closed in 2018 and during the nine months ended September 30, 2019. There were no discontinued operations reported for 2018 and the nine months ended September 30, 2019.

(b)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. common stockholders:
Net income (loss)	$2	$(308)	$(244)	$(405)
Less: Income attributable to noncontrolling interests, net of taxes	19	17	58	55

Net loss attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(17)	$(325)	$(302)	$(460)

(c)

EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss attributable to Community Health Systems, Inc. stockholders	$(17)	$(325)	$(302)	$(460)
Adjustments:
(Benefit from) provision for income taxes	(74)	104	(71)	58
Depreciation and amortization	151	173	456	531
Net income attributable to noncontrolling interests	19	17	58	55
Interest expense, net	259	256	782	720
Loss (gain) from early extinguishment of debt	-	27	31	(32)
Impairment and (gain) loss on sale of businesses, net	(1)	112	70	314
Expense from government and other legal settlements and related costs	26	2	35	9
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	7	4	10	13
Expense related to employee termination benefits and other restructuring charges	-	2	1	15
Change in valuation allowances recorded for promissory notes	(2)	-	21	-
Change in estimate for professional liability claims accrual	20	-	90	-

Adjusted EBITDA	$388	$372	$1,181	$1,223

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Weighted-average number of shares outstanding - basic	114	113	114	113
Add effect of dilutive securities:
Stock awards and options	-	-	-	-

Weighted-average number of shares outstanding - diluted	114	113	114	113

The Company generated a net loss attributable to Community Health Systems, Inc. common stockholders for the three and nine months ended September 30, 2019 and 2018, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of restricted stock and stock option awards on the diluted shares calculation would have been an increase of 69,042 shares and 4,001 shares during the three months ended September 30, 2019 and 2018, respectively, and 52,925 shares and 41,705 shares during the nine months ended September 30, 2019 and 2018, respectively.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net loss, as reported	$(0.15)	$(2.88)	$(2.66)	$(4.08)
Adjustments:
Loss (gain) from early extinguishment of debt	0.01	0.19	0.22	(0.22)
Impairment and (gain) loss on sale of businesses, net	0.01	0.79	0.60	2.32
Expense from government and other legal settlements and related costs	0.18	0.01	0.24	0.06
Expense from settlement and fair value adjustments and legal expenses related to cases covered by the CVR	0.05	0.03	0.07	0.09
Expense related to employee termination benefits and other restructuring charges	-	0.02	0.01	0.11
Change in valuation allowances recorded for promissory notes	(0.01)	-	0.14	-
Change in estimate for professional liabilty claims accrual	0.16	-	0.63	-
Tax effect related to HMA legal settlement	(0.13)	0.21	(0.13)	0.21
Reduction in tax valuation allowance	(0.42)	-	(0.42)	-

Net loss, excluding adjustments	$(0.29)	$(1.64)	$(1.29)	$(1.52)

(f)

Both income from operations and net loss for the three and nine months ended September 30, 2019, included non-cash income of approximately $1 million and expense of approximately $70 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain underperforming hospitals. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility. Both income from operations and net loss for the three and nine months ended September 30, 2018, included non-cash expense of approximately $112 million and $314 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain under-performing hospitals.

(g)

The $(0.18) per share (diluted) and $(0.24) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and nine months ended September 30, 2019, respectively, and $(0.01) per share (diluted) and $(0.06) per share (diluted) for the three and nine months ended September 30, 2018, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses.

(h)

For the 12-month period ended September 30, 2019, the first lien net debt to consolidated EBITDA leverage ratio financial covenant under the Company’s Credit Facility limited the ratio of first lien net debt to consolidated EBITDA, as defined, to less than or equal to 5.25 to 1.00. We were in compliance with all such covenants at September 30, 2019, with a first lien net debt to consolidated EBITDA leverage ratio of approximately 5.02 to 1.00. At September 30, 2019, the available borrowing base under the asset-based loan credit agreement was $854 million, of which the Company had outstanding borrowings of $673 million.

(i)

On January 1, 2019, the Company adopted the new lease accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the FASB Accounting Standards Codification (“ASC”) as topic 842 (“ASC 842”). The lease standard in ASC 842 requires lessees to recognize most leases on their balance sheet with a right-of-use asset and a corresponding lease liability and classified as either finance or operating leases, which will impact the manner and timing of expense recognition of such leases over the lease term. Immaterial leases and leases with an initial lease term 12 months or less are excluded from recognition on the balance sheet.

Upon adoption, the Company recorded operating lease liabilities and the related right-of-use assets of approximately $673 million. The operating lease right-of-use assets are recorded on the condensed consolidated balance sheet as a component of other assets, net. The Company elected to adopt the modified transition method allowed by the FASB by electing not to recast prior comparative periods upon adoption. As a result, no changes were made to the condensed consolidated statement of loss for the three and nine months ended September 30, 2018 or the condensed consolidated balance sheet at December 31, 2018.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2019. These projections update selected guidance provided on August 5, 2019, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2019 guidance should be considered in conjunction with the assumptions included herein. See pages 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2019 Projection Range
Net operating revenues (in millions)	$12,900	to	$13,200
Adjusted EBITDA (in millions)	$1,600	to	$1,650
Net loss per share - diluted	$(1.85)	to	$(1.75)
Same-store hospital annual adjusted admissions growth	1.5%	to	2.5%
Weighted-average diluted shares	114.0	to	114.5

The following assumptions were used in developing the 2019 guidance provided above:

•	The 2019 projections include the impact of completed divestitures and the planned divestitures subject to a definitive agreement which are expected to close in 2019.

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•	Same-store hospital annual adjusted admissions growth of 1.5% to 2.5% for 2019, which does not take into account service closures and weather-related or other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.7% for 2019. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

•

Interest expense, expressed as a percentage of net operating revenues, of approximately 8.0%; however, this percentage may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the divestitures noted above, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 95% to 99% of total debt during 2019.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.7% for 2019.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.7% to 0.8% for 2019.

A reconciliation of the Company’s projected 2019 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2019
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(131)	$(109)
Adjustments:
Depreciation and amortization	600	620
Interest expense, net	1,030	1,045
Provision for income taxes	21	4
Net income attributable to noncontrolling interests	80	90

Adjusted EBITDA (1)	$1,600	$1,650

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, (gains) losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2019
Guidance
Total	$425	to	$475

•	Net cash provided by operating activities is projected as follows (in millions):

2019
Guidance
Total	$500	to	$550

•	Diluted weighted-average shares outstanding are projected to be approximately 114.0 million to 114.5 million for 2019.

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CYH Announces Third Quarter 2019 Results

October 29, 2019

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for the Affordable Care Act to be repealed or found unconstitutional or for additional changes to the law, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, the fact that a substantial portion of our indebtedness will mature and become due in the near future, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•	changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Third Quarter 2019 Results

October 29, 2019

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of prior or potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Cuts and Jobs Act; and

•

the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 20, 2019, and our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2019, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2019 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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